Exhibit 21
KONTOOR BRANDS, INC.
LISTING OF SUBSIDIARIES – 2021

Entity Name	Jurisdiction
20X DE Mexico, S. de R.L. de C.V.	Mexico
Jeanswear DE Guatemala, Limitada	Guatemala
Jeanswear Mexico Holdings, LLC	Delaware
Kontoor Asia Trading Limited	Hong Kong
Kontoor Services, LLC	Delaware
KBI International Holdings, LLC	Delaware
Kontoor Brands India Private Limited	India
Kontoor Brands, Inc.	North Carolina
Kontoor Enterprises, LLC	Delaware
Kontoor Panama S. de R.L.	Panama
LeeWrangler Apparel (China) Co., Ltd.	China
LeeWrangler Apparel (Foshan) Co., Ltd.	China
LeeWrangler Apparel (Shanghai) Co., Ltd.	China
LeeWrangler Asia Ltd	Hong Kong
LeeWrangler Austria GmbH	Austria
LeeWrangler Belgium BVBA	Belgium
LeeWrangler Belgium Services BVBA	Belgium
LeeWrangler Czech Republic s.r.o.	Czech Republic
LeeWrangler Enterprises SpinCo Sagl	Switzerland
LeeWrangler France S.A.S.	France
LeeWrangler Germany GmbH	Germany
LeeWrangler Hellas IKE	Greece
LeeWrangler Hong Kong Ltd	Hong Kong
LeeWrangler Hungary KFT	Hungary
Kontoor International Sagl	Switzerland
LeeWrangler Investments Holding Sagl	Switzerland
LeeWrangler Italy Holding S.r.l.	Italy
LeeWrangler Italy Retail S.r.l.	Italy
LeeWrangler Italy S.r.l.	Italy
LeeWrangler Mexico Holding Sagl	Switzerland
LeeWrangler MMB Investments Sagl	Switzerland
LeeWrangler Netherlands B.V.	Netherlands
LeeWrangler Netherlands Retail B.V.	Netherlands
LeeWrangler Nicaragua y Compania Colectiva de Responsabilidad Limitada	Nicaragua
LeeWrangler Poland sp.z.o.o.	Poland
LeeWrangler Portugal Lda	Portugal
LeeWrangler Slovakia s.r.o.	Slovakia
LeeWrangler Spain S.L.U.	Spain
LeeWrangler Sweden AB	Sweden
LeeWrangler Switzerland Holding Sagl	Switzerland
LeeWrangler Transglobal Sagl	Switzerland
LeeWrangler U.K. Holdings Limited	United Kingdom

LeeWrangler U.K. Limited	United Kingdom
LeeWrangler U.K. Limited (Irish Branch)	Ireland
LeeWrangler WH Sourcing Sagl	Switzerland
Manufacturera WR Alajuela, S.A.	Costa Rica
Manufacturera Lee de Mexico, S. de R.L. de C.V.	Mexico
R&R Apparel Company, LLC	Delaware
Retail Productivity Management, Inc.	Delaware
The H.D. Lee Company, Inc.	Delaware
Kontoor Canada Co.	Canada
KTB Internacional, S. de R.L. de C.V.	Mexico
KTB Comercializadora de Mexico, S. de R.L. de C.V.	Mexico
Kontoor US, LLC	Delaware
Kontoor Sales, Inc.	Delaware
Kontoor Mauritius Ltd.	Mauritius
Kontoor Retail, Inc.	Delaware
KTB Servicios Mexicana, S. de R.L. de C.V.	Mexico
KTB CSS de Mexico, S.A. de C.V.	Mexico
Wrangler Apparel Corp.	Delaware
Wrangler de Chihuahua, S. de R.L. de C.V.	Mexico
Wrangler de Mexico, S. de R.L. de C.V.	Mexico

All subsidiaries listed above are wholly-owned subsidiaries of Kontoor Brands, Inc. as of January 1, 2022.